Exhibit 10.1

HSBC BANK USA, NATIONAL ASSOCIATION

452 Fifth Avenue

New York, New York 10018

June 26, 2014

Gaming Partners International USA, Inc.

1700 Industrial Road

Las Vegas, NV 89102

Ladies and Gentlemen:

HSBC Bank USA, National Association (the “Bank”) is pleased to advise you that subject to the terms and conditions set forth herein, we are prepared to extend to Gaming Partners International USA, Inc., a Nevada corporation (the “Company”) an uncommitted discretionary demand line of credit of up to $10,000,000.00 to be used solely to finance the acquisition of GemGroup, Inc. (this “Facility”). Capitalized terms used in this agreement and not otherwise defined herein shall have the meanings specified on Schedule A attached hereto.

This Facility is subject to the provisions set forth herein and in the other documents entered into in connection with this Facility. Company shall pay an upfront fee of $25,000.00.

Borrowing under this Facility shall be evidenced by a Demand Note (the “Note”). Interest on this Facility shall be at LIBOR + 2.25% as more fully set forth in the Note. This Facility shall be payable on demand.

Borrowing under this Facility shall be secured by a first priority perfected security interest in and lien on all of the personal property of Company, including, without limitation, accounts receivable, inventory and general intangibles, all as more fully set forth in any security agreement referred to below. Company’s obligations under this Facility shall be guaranteed by Gaming Partners International Corporation, a Nevada corporation (“Guarantor”).

This Facility is subject to annual renewal by Bank in its sole and absolute discretion on June 30 of each year (or if such day is not a business day, then on the next business day thereafter); provided, however, THE CONTINUING AVAILABILITY OF THIS FACILITY IS AT ALL TIMES SUBJECT TO BANK’S CONTINUING SATISFACTION, AS DETERMINED BY BANK IN ITS SOLE AND ABSOLUTE DISCRETION, WITH (a) THE BUSINESS, AFFAIRS AND FINANCIAL CONDITION OF COMPANY AND (b) COMPLIANCE BY COMPANY, EACH GUARANTOR, IF ANY, AND EACH OTHER PARTY PROVIDING COLLATERAL AND EXECUTING AND DELIVERING DOCUMENTS TO BANK HEREUNDER OR OTHERWISE IN CONNECTION WITH THIS FACILITY, WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT AND EACH OF THE DOCUMENTS REFERRED TO HEREIN. In addition, the continuing availability of this Facility is subject to (a) Company’s furnishing to Bank each of the following:

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i.           Annual audited financial statements of Company and Guarantor to be received within 120 days from fiscal year end;

ii.          Quarterly reviewed financial statements of Company and Guarantor to be received within 45 days from each fiscal quarter end;

iii.         Evidence satisfactory to Bank that HSBC Bank USA, National Association is named lender’s loss payee on Company’s property insurance policy and additional insured on Company’s liability insurance policy;

iv.         Prompt written notice of any default by Company or Guarantor that shall have occurred beyond any applicable grace period under any other agreement between Company or Guarantor, on the one hand, and Bank or any of Bank’s affiliates on the other hand; and

v.          Such other information, including interim financial statements, concerning Company’s business, affairs, or financial condition as Bank may request from time to time.

(b) Company’s acknowledgment and agreement with the following:

i.	Proceeds of this Facility shall be used to fund the acquisition of company GemGroup, Inc.;
ii.	100% of net proceeds of any asset sales greater than $500,000.00 shall be used by Company to pay down any outstanding amount under this Facility;
ii.	Company shall not, without prior written consent of the Bank, incur any additional debt for borrowed money;
iii.	Company shall not, without prior written consent of the Bank, pay any dividends on or make any distribution on account of any class of Company's capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock; and
iv.	No default by Company or Guarantor shall have occurred and be continuing beyond the applicable grace period under any other agreement with Bank or Bank’s affiliates to which Company or Guarantor is a party.

All payments of principal, interest and fees payable by Company under this Facility shall be made in U.S. dollars, in immediately available funds at Bank’s office at 452 Fifth Avenue, New York, New York 10018 and may be charged to any account Company maintains with Bank.

This Facility is further subject to Bank’s receipt in form and substance satisfactory to Bank of the following, in each case duly executed and delivered on behalf of Company or Guarantor by an authorized officer thereof:

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i.	certified copy of resolutions of Company’s board of directors (or equivalent governing body) authorizing Company’s execution, delivery and performance of this agreement, the Note, the security agreement and each of the other documents herein referred to;
ii.	signature cards for Company’s authorized signatories;
iii.	an executed copy of the Note;
iv.	an executed copy of Bank’s standard form of Security Agreement covering the collateral referred to above, along with recorded UCC financing statements as required by Bank;
v.	an executed copy of Bank’s standard form of Guaranty, together with certified copy of resolutions of Guarantor’s board of directors (or equivalent governing body) authorizing Guarantor’s execution, delivery and performance of such Guaranty;
vi.	acknowledgment by Company’s insurance carrier that Bank has been named lender’s loss payee on Company’s property insurance policy and additional insured on Company’s liability insurance policy; and
vii.	all other documents, instruments and other agreements requested by Bank, in each case, in form and substance satisfactory to Bank.

NO AMENDMENT, MODIFICATION OR WAIVER OF ANY PROVISION OF THIS AGREEMENT NOR CONSENT TO ANY DEPARTURE BY BANK THEREFROM SHALL BE EFFECTIVE, IRRESPECTIVE OF ANY COURSE OF DEALING, UNLESS THE SAME SHALL BE IN WRITING AND SIGNED BY BANK AND THEN SUCH WAIVER OR CONSENT SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH GIVEN.

This agreement shall be governed by and construed in accordance with the laws of the State of New York. Please note that to the extent any of the terms or provisions of this agreement conflict with those contained in the Note or any of the above- mentioned documents, the terms and provisions of such Note and of such other documents shall govern.

COMPANY AND BANK AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, THE NOTE OR ANY OTHER DOCUMENTS RELATING TO THIS FACILITY MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK.

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COMPANY FURTHER AGREES THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG COMPANY AND BANK WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT BANK’S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY COMPANY AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY COMPANY, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS PARAGRAPH AND SHALL, AT THE ELECTION OF BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (I) THIS AGREEMENT, THE NOTE OR ANY OTHER RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES. Bank may elect to require arbitration of any Dispute with Bank without thereby being required to arbitrate all Disputes between Company and Bank. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations, which would otherwise be applicable, shall apply to any arbitration proceeding under this paragraph. In any arbitration proceeding subject to these provisions, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever arbitration is required, the parties shall select an arbitrator in the manner provided in this paragraph. No provision of, nor the exercise of any rights under, this paragraph shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the Uniform Commercial Code, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of Bank’s right, even if Bank is the plaintiff, to submit the Dispute to arbitration if Bank would otherwise have such right. Bank may require arbitration of any Dispute(s) concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by Bank of Bank’s right to take or dispose of any collateral or Bank’s exercise of any other right in connection with collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or otherwise as permitted by applicable law, notwithstanding any such exercise by Bank. Whenever arbitration is required under this paragraph, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks). In the event of any Dispute governed by this paragraph, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party.

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ANYTHING IN THIS AGREEMENT, THE NOTE OR ANY OTHER DOCUMENTS RELATING TO THIS FACILITY TO THE CONTRARY NOTWITHSTANDING, THE ENUMERATION IN THIS AGREEMENT, THE NOTE OR IN SUCH OTHER DOCUMENTS OF SPECIFIC OBLIGATIONS TO BANK AND/OR CONDITIONS TO THE AVAILABILITY OF THIS FACILITY AND THE NOTE SHALL NOT BE CONSTRUED TO QUALIFY, DEFINE OR OTHERWISE LIMIT BANK’S RIGHT, POWER OR ABILITY, AT ANY TIME, UNDER APPLICABLE LAW, TO MAKE DEMAND FOR PAYMENT OF THE ENTIRE OUTSTANDING PRINCIPAL OF AND INTEREST DUE UNDER THIS FACILITY AND THE NOTE OR BANK’S RIGHT NOT TO MAKE ANY EXTENSION OF CREDIT UNDER THIS FACILITY AND COMPANY AGREES THAT COMPANY’S BREACH OF OR DEFAULT UNDER ANY SUCH ENUMERATED OBLIGATIONS OR CONDITIONS IS NOT THE ONLY BASIS FOR DEMAND TO BE MADE OR FOR A REQUEST FOR AN EXTENSION OF CREDIT TO BE DENIED, AS COMPANY’S OBLIGATION TO MAKE PAYMENT SHALL AT ALL TIMES REMAIN A DEMAND OBLIGATION. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THIS AGREEMENT DOES NOT CREATE A COMMITMENT OR OBLIGATION TO LEND BY BANK AND COMPANY ACKNOWLEDGES THAT BANK HAS NO OBLIGATION TO LEND.

EACH OF COMPANY AND BANK HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT IN ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE OR ANY OTHER DOCUMENTS RELATING TO THIS FACILITY. COMPANY ALSO HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY CLAIM OF LACHES OR SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, INCIDENTAL, EXEMPLARY OR SPECIAL DAMAGES.

Company confirms that no regulated, hazardous or toxic substances are being stored on any of Company’s lands, facilities or premises (the “Premises”) or any adjacent property, nor have any such substances been stored or used on the Premises or in Company’s business or any adjacent property prior to Company’s ownership, possession or control of the Premises. Company will provide written notice to Bank immediately upon Company becoming aware that the Premises or any adjacent property are being or have been contaminated with regulated, hazardous or toxic substances. The term “regulated, hazardous or toxic substances” means any substance, defined or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any applicable federal, state or local statute, law, regulation or ordinance now or in the future in effect, or any substance or materials, the use or disposition of which is regulated by any such statute, law, regulation or ordinance.

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Bank hereby notifies Company that pursuant to the requirements of the USA Patriot Act of 2001 (the “USA Patriot Act”), Bank is required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow Bank to identify Company in accordance with the USA Patriot Act, and Company agrees to provide such information from time to time to Bank.

Company represents that each of the Company and its subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act. Company hereby agrees that no part of the proceeds of this Facility will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Neither Company nor any director, officer, agent, employee or affiliate or subsidiary of Company, (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Company will not directly or indirectly use the proceeds of this Facility or otherwise knowingly make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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If this agreement is acceptable to you, please sign and return this agreement and the other documents referred to above within two weeks from the date of this agreement.

Very truly yours,

HSBC Bank USA, National Association

By:
Name:
Title:

AGREED TO AND ACCEPTED:

Gaming Partners International USA, Inc.	SIGNATURE VERIFICATION: (Bank use Only)

By:
Name:	Name:
Title:	Title:

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DEMAND NOTE

June 26, 2014

$10,000,000.00

For value received, the undersigned Gaming Partners International USA, Inc., a Nevada corporation, with an address of 1700 Industrial Road, Las Vegas, Nevada 89102 (the "Borrower"), promises to pay to the order of HSBC Bank USA, National Association, a bank organized under the laws of the United States with an address of 452 Fifth Avenue, New York, NY 10018 (together with its successors and assigns, the "Bank"), ON DEMAND, the principal amount of Ten Million Dollars and Zero Cents ($10,000,000.00) or, if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower pursuant hereto, together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full.

The aggregate principal balance outstanding shall bear interest, and interest shall be payable, in accordance with that certain Interest Rider, attached hereto and made a part hereof (the "Interest Election Rider").

Principal and interest shall be payable at the Bank's main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed and a 360-day year.

This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full, even if, from time to time, there are no amounts outstanding respecting this Note. Nothing contained in this Note or otherwise is intended, nor shall constitute, an obligation of the Bank to make any loan or advance.

Any payments received by the Bank on account of this Note shall, at the Bank's option, be applied first, to accrued and unpaid interest; second, to the unpaid principal balance hereof; third to any costs, expenses or charges then owed to the Bank by the Borrower; and the balance to escrows, if any. Notwithstanding the foregoing, any payments received after demand for payment shall be applied in such manner as the Bank may determine. The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

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No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral. To the maximum extent permitted by law, the Borrower and each endorser and guarantor of this Note waive and terminate any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York.

The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an "Indemnitee") harmless against any claim brought or threatened against any Indemnitee by the Borrower, by any endorser or guarantor, or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any endorser or guarantor hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower and any endorser and/or guarantor), except for any claim arising out of the gross negligence or willful misconduct of the Bank.

The Borrower and each endorser and guarantor of this Note agree to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses. Upon demand for payment of any amounts hereunder, interest shall accrue at a rate per annum equal to the aggregate of 3.0% plus the rate provided for herein. If any payment due under this Note is unpaid for 10 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank's other remedies on account thereof), a late charge equal to 5.0% of such unpaid amount (which amount shall be subject to and limited so as to not be in violation of the provisions of Section 254-b of New York Real Property Law, if applicable).

This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

The liabilities of the Borrower and each Borrower, if more than one, and any endorser or guarantor of this Note are joint and several; provided, however, the release by the Bank of the Borrower or any one or more endorsers or guarantors shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser or guarantor of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower and each Borrower, if more than one, and endorser or guarantor of this Note, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.

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The Borrower and each endorser and guarantor hereof each authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Note or any other loan documents related thereto (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in any collateral securing this Note or to comply with applicable statute or law.

This Note shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Note or as any party may from time to time designate by written notice to the other party.

The term "Bank Affiliate" as used in this Note shall mean any "Affiliate" of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s). The term "Affiliate" shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

No change in any provision of this Note may be made except by a writing signed by authorized signers of both parties to this Note, except that the Bank is authorized to fill in any blank spaces and to otherwise complete this Note and correct any patent errors herein.

All of the Bank's rights and remedies not only under the provisions of this Note but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, BORROWER AND EACH INDORSER WAIVE (i) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (ii) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (iii) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

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The Borrower and each endorser and guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower and each endorser and guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.         Each of the Borrower and each endorser and guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's, endorser's or guarantor's address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorser(s) or guarantor(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser or guarantor.

THE BORROWER AND EACH ENDORSER AND GUARANTOR ACKNOWLEDGE THAT THIS NOTE IS A DEMAND NOTE AND THE RIGHT OF THE BANK TO DEMAND PAYMENT OF THIS NOTE IN WHOLE OR IN PART AT ANY TIME SHALL BE ABSOLUTE, UNCONDITIONAL AND IN THE SOLE DISCRETION OF THE BANK. THE INCLUSION OF EVENTS OF DEFAULT AND COVENANTS IN ANY LOAN DOCUMENTS BETWEEN THE BANK AND THE BORROWER OR ANY ENDORSER OR GUARANTOR OR ANY OTHER PARTY DELIVERED IN CONNECTION WITH THIS NOTE OR OTHERWISE SHALL NOT IN ANY WAY LIMIT THE DEMAND NATURE OF THIS NOTE AND THE BANK MAY MAKE DEMAND FOR PAYMENT AT ANY TIME FOR ANY OR NO REASON, WHETHER OR NOT AN EVENT OF DEFAULT HAS OCCURRED UNDER ANY SUCH LOAN DOCUMENTS.

THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

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PARTIES AGREE THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG THE PARTIES WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT BANK'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY A PARTY OTHER THAN THE BANK, AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY PARTY OTHER THAN THE BANK, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION AND SHALL, AT THE ELECTION OF BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (I) THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES. Bank may elect to require arbitration of any Dispute with the other party without thereby being required to arbitrate all Disputes between Bank and the other party. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such Rules and this arbitration provision, this provision shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this provision. In any arbitration proceeding subject to this provision, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in this section. No provision of, nor the exercise of any rights under this provision shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the UCC, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of Bank, even if Bank is the plaintiff, to submit the Dispute to arbitration if Bank would otherwise have such right. Bank may require arbitration of any Dispute(s) concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by Bank of its right to take or dispose of any Collateral or its exercise of any other right in connection with Collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the UCC or otherwise as permitted by applicable law, notwithstanding any such exercise by Bank. Whenever an arbitration is required under this section, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks). In the event of any Dispute governed by this section, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party.

Executed as of June 26, 2014.

Signature Verified:	Borrower:
(Bank use Only)	Gaming Partners International USA, Inc.

By:
Name:
Title:

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INTEREST RIDER

1.         INTEREST RATE(S); PAYMENTS AND PREPAYMENTS.

1.1       Interest Rates. So long as the Bank has not demanded payment of any amounts hereunder, and subject to the other terms of this Note, the outstanding principal balance shall bear interest at a rate per annum for the Interest Periods (as hereinafter defined) equal to Two and One-Quarter Percent (2.25%) above the LIBOR Rate (as hereinafter defined) for Interest Periods of 30, 60, 90 or 180 days, but not longer than the remainder of the term of this Note (a "LIBOR Advance").

1.2       Advances. Each LIBOR Advance may only be requested in increments greater than One Hundred Thousand Dollars and Zero Cents ($100,000.00). The Bank shall record on the books and records of the Bank an appropriate notation evidencing each repayment on account of the principal thereof and the amount of interest paid, and the Borrower authorizes the Bank to maintain such records and make such notations and agrees that the amount shown on the books and records as outstanding from time to time shall constitute the amount owing to the Bank pursuant to this Note, absent manifest error.

1.3       Payment of Interest. Interest on all amounts outstanding shall be payable, in arrears, on the first Banking Day following the expiration of the applicable Interest Period or, at the Bank’s option, on the 1st day of each month commencing the month following the date of this Note and on the day LIBOR advances are paid in full.

1.4       Interest Periods. Each Interest Period shall commence on the date selected and shall end on the date the Borrower shall elect, in each case as set forth in Paragraph 1.1 hereof; provided, however, that (a) any Interest Period that would otherwise end on a day which is not a Banking Day shall be extended to the next Banking Day and (b) any Interest Period that would otherwise extend beyond demand for payment of any amount shall end on the date of such demand.

1.5       End of Interest Period. Subject to all of the terms and conditions applicable to a request for a new LIBOR advance, the Borrower may elect to continue a LIBOR Advance as of the last day of the applicable Interest Period to a new LIBOR Advance.

1.6       Basis for Determining LIBOR Inadequate or Unfair. In the event that the Bank shall determine that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for determining the LIBOR Rate, or Eurodollar deposits in the relevant amount and for the relevant maturity are not available to the Bank in the interbank Eurodollar market, with respect to a proposed LIBOR Advance, the Bank shall give the Borrower prompt notice of such determination. If such notice is given, then: (a) any requested LIBOR Advance shall instead be made at a rate per annum rate equal to a variable rate (“Variable Rate”) equal to One Percent (1.0%) above the Prime Rate (as hereinafter defined) (a “Variable Rate Advance”) unless the Borrower gives the Bank one Banking Day’s prior written notice that its request for such borrowing is canceled; (b) any outstanding LIBOR Advance shall be converted to a Variable Rate Advance on the last Banking Day of the then current Interest Period for such LIBOR Advance. Until such notice has been withdrawn, the Bank shall have no obligation to make LIBOR Advances or maintain outstanding LIBOR Advances and the Borrower shall not have the right to request LIBOR Advances.

1.7       Illegality of LIBOR Rate. Notwithstanding any other provision of this Note, if, after the date of this Note, any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Bank to make or maintain any LIBOR Advance, the obligation of the Bank hereunder to make or maintain such LIBOR Advance shall forthwith be suspended for the duration of such illegality and the Borrower shall, if any such LIBOR Advance is outstanding, promptly upon request from the Bank, prepay such LIBOR Advance or convert such LIBOR Advance to another type of advance. If any such payment is made on a day that is not the last Banking Day of the then current Interest Period applicable to such advance, the Borrower shall pay the Bank, upon the Bank's request, any amount required under Paragraph 1.99 of this Note.

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1.8       Termination of Pricing Option. After the Bank has demanded payment of any amounts hereunder, interest shall accrue at a rate per annum equal to 3.0% plus the Variable Rate.

1.9       Optional Prepayment.

(a)	The Borrower has the right to pay before due the unpaid balance of any Variable Rate Advance or any part thereof without penalty or premium, but with accrued interest on the principal being prepaid to the date of such repayment.

(b)	At its option and upon prior written notice to the Bank, the Borrower may prepay any LIBOR Advance in whole or in part from time to time without premium or penalty but with accrued interest on the principal being prepaid to the date of such repayment; provided, however, that such LIBOR Advance may only be prepaid on the last Banking Day of the then current Interest Period applicable thereto.

(c)	In the event that any prepayment of a LIBOR Advance is required or permitted on a date other than the last Banking Day of the then current Interest Period applicable thereto, then so long as this Note has not become due and payable in accordance with its terms, the Borrower shall have the right to prepay such LIBOR Advance in whole (but not in part), provided that the Borrower shall pay to the Bank concurrently with such prepayment a Yield Maintenance Fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the Interest Period as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the LIBOR Advance in effect at the time of prepayment. If the result is zero or a negative number, there shall be no Yield Maintenance Fee payable. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Interest Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury security rate and the number of days remaining in the designated term chosen pursuant to the Interest Period as to which the prepayment is made. The resulting amount shall be the Yield Maintenance Fee due to the Bank upon prepayment of the LIBOR Advance. If this Note shall become due and payable for any reason, then any Yield Maintenance Fee with respect to the Note shall become due and payable in the same manner as though the Borrower had exercised its right of prepayment. The Borrower recognizes that the Bank will incur substantial additional costs and expenses including loss of yield and anticipated profitability in the event of prepayment of all or part of this Note and that the Yield Maintenance Fee compensates the Bank for such costs and expenses. The Borrower acknowledges that the Yield Maintenance Fee is bargained-for consideration and not a penalty.

(d)	All prepayments of any LIBOR Advance shall be applied first to fees and expenses then due hereunder, then to interest on the unpaid principal balance accrued to the date of prepayment and last to the principal balance then due hereunder.

2.          DEFINITIONS.

2.1       Definitions. The following definitions are applicable to this Interest Rate Election Rider:

(a)	"Banking Day" shall mean with respect to LIBOR Advances, a London Banking Day and with respect to all other advances, any day other than a day on which commercial banks in New York are required or permitted by law to close.

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(b)	"Interest Period" shall mean with respect to any LIBOR Advance, the 30, 60, 90 or 180 day period pursuant to Paragraph 1.1.

(c)	"LIBOR Advance" shall have the meaning set forth in Paragraph 1.1 above.

(d)	"LIBOR Rate" shall mean the rate of interest (rounded upwards if necessary to the next 100th of one percent) determined by the Bank to be the prevailing rate per annum at which deposits in United States dollars for an applicable period, determined by the Bank in its sole discretion, are offered to the Bank by first class banks in the London Interbank Market in which the Bank regularly participates at any such time, or, in the discretion of the Bank, the base, reference or other rate then designated by the Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

(e)	"London Banking Day" shall mean with respect to LIBOR Advances, any day on which commercial banks are open for international business (including dealings in U.S. Dollar ($) deposits) in London, England and New York.

(f)	"Prime Rate" shall mean the rate per annum from time to time established by the Bank as the Prime Rate and made available by the Bank at its main office or, in the discretion of the Bank, the base, reference or other rate then designated by the Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

(g)	"Variable Rate Advance" shall have the meaning set forth in Paragraph 1.1 above.

2.2       Other Terms. Terms set forth in this Note which are defined in the Note shall have the meanings set forth in the Note.

Promissory Notes	© 2014 Medici, a division of Wolters Kluwer Financial Services

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SECURITY AGREEMENT

This SECURITY AGREEMENT (this "Agreement") is entered into at LAS VEGAS, NEVADA, as of June 26, 2014, between Gaming Partners International USA, Inc., a Nevada corporation, with its chief executive office located at 1700 Industrial Road, Las Vegas, Nevada 89102 (the "Borrower") and HSBC Bank USA, National Association, a bank organized under the laws of the United States, with an address of 452 Fifth Avenue, New York, NY 10018 (the "Bank").

FOR VALUE RECEIVED, and in consideration of the granting by the Bank of financial accommodations to or for the benefit of the Borrower, including without limitation respecting the Obligations (as hereinafter defined), the Borrower represents to and agrees with the Bank, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1.          GRANT OF SECURITY INTEREST

1.1           Grant of Security Interest. In consideration of the Bank’s extending credit and other financial accommodations to or for the benefit of the Borrower, the Borrower hereby grants to the Bank a security interest in, a lien on and pledge and assignment of the Collateral (as hereinafter defined). The security interest granted by this Agreement is given to and shall be held by the Bank as security for the payment and performance of all Obligations (as hereinafter defined).

1.2           Definitions. The following definitions shall apply:

(a)          "Bank Affiliate" shall mean any "Affiliate" of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s). The term "Affiliate" shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

(b)          "Code" shall mean the New York Uniform Commercial Code as amended from time to time.

(c)          "Collateral" shall mean all of the Borrower's present and future right, title and interest in and to any and all of the personal property of the Borrower whether such property is now existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation:

(i)          accounts;

(ii)         chattel paper;

(iii)        goods;

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(iv)         inventory;

(v)          equipment;

(vi)         fixtures

(vii)        farm products;

(viii)       instruments;

(ix)          investment property;

(x)           documents;

(xi)          commercial tort claims;

(xii)         deposit accounts;

(xiii)         letter-of-credit rights;

(xiv)        general intangibles;

(xv)         supporting obligations; and

(xvi)        records of, accession to and proceeds and products of the foregoing.

(d)          "Debtors" shall mean the Borrower's customers who are indebted to the Borrower.

(e)          "Loan Documents" shall mean this Agreement and all other agreements between the Bank and the Borrower.

(f)          "Obligation(s)" shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts, liquidated or unliquidated, owing by the Borrower to the Bank or any Bank Affiliate at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Bank or any Bank Affiliate; or are due indirectly by the Borrower to the Bank or any Bank Affiliate as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Bank or any Bank Affiliate, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Bank or any Bank Affiliate from time to time and all costs and expenses referred to in this Agreement.

(g)          "Person" or "party" shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

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1.3           Ordinary Course of Business. The Bank hereby authorizes and permits the Borrower to hold, process, sell, use or consume in the manufacture or processing of finished goods, or otherwise dispose of inventory for fair consideration, all in the ordinary course of the Borrower's business, excluding, without limitation, sales to creditors or in bulk or sales or other dispositions occurring under circumstances which would or could create any lien or interest adverse to the Bank’s security interest or other right hereunder in the proceeds resulting therefrom. The Bank also hereby authorizes and permits the Borrower to receive from the Debtors all amounts due as proceeds of the Collateral at the Borrower's own cost and expense, and also liability, if any, subject to the direction and control of the Bank at all times; and the Bank may at any time, without cause or notice, and whether or not an Event of Default has occurred or demand has been made, terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to the Borrower with reference to the Collateral, and notify Debtors to make all payments due as proceeds of the Collateral to the Bank. Until Bank shall otherwise notify Borrower, all proceeds of and collections of Collateral shall be retained by Borrower and used solely for the ordinary and usual operation of Borrower's business. From and after notice by Bank to Borrower, all proceeds of and collections of the Collateral shall be held in trust by Borrower for Bank and shall not be commingled with Borrower's other funds or deposited in any Bank account of Borrower; and Borrower agrees to deliver to Bank on the dates of receipt thereof by Borrower, duly endorsed to Bank or to bearer, or assigned to Bank, as may be appropriate, all proceeds of the Collateral in the identical form received by Borrower.

1.4           Allowances. Absent an Event of Default the Borrower may grant such allowances or other adjustments to Debtors (exclusive of extending the time for payment of any item which shall not be done without first obtaining the Bank’s written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, including, without limiting the generality of the foregoing, accepting the return of all or any part of the inventory (subject to the provisions set forth in this Agreement with reference to returned inventory).

1.5           Records. The Borrower shall hold its books and records relating to the Collateral segregated from all the Borrower's other books and records in a manner satisfactory to the Bank; and shall deliver to the Bank from time to time promptly at its request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of the merchandise or of the rendering of services; and the Borrower will deliver to the Bank promptly at the Bank’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of inventory, schedules of accounts and such other writings as the Bank may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or the Bank’s security interest in the Collateral.

1.6           Legends. The Borrower shall promptly make, stamp or record such entries or legends on the Borrower's books and records or on any of the Collateral (including, without limitation, chattel paper) as Bank shall request from time to time, to indicate and disclose that Bank has a security interest in such Collateral.

1.7           Inspection. The Bank, or its representatives, at any time and from time to time, shall have the right at the sole cost and expense of Borrower, and the Borrower will permit the Bank and/or its representatives: (a) to examine, check, make copies of or extracts from any of the Borrower's books, records and files (including, without limitation, orders and original correspondence); (b) to perform field exams or otherwise inspect and examine the Collateral and to check, test or appraise the same as to quality, quantity, value and condition; and (c) to verify the Collateral or any portion or portions thereof or the Borrower's compliance with the provisions of this Agreement.

1.8           Purchase Money Security Interests. To the extent the Borrower uses proceeds of any loans to purchase Collateral, the repayment of such loans shall be on a “first-in-first-out” basis so that the portion of the loan used to purchase a particular item of Collateral shall be repaid in the order in which Borrower purchased such item of Collateral.

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1.9           Search Reports. Bank shall receive prior to the date of this Agreement UCC search results under all names used by the Borrower during the prior five (5) years, from each jurisdiction where any Collateral is located, from the State, if any, where the Borrower is organized and registered (as such terms are used in the Code), and the State where the Borrower’s chief executive office is located. The search results shall confirm that the security interest in the Collateral granted Bank hereunder is prior to all other security interests in favor of any other person.

2.          REPRESENTATIONS AND WARRANTIES

2.1           Accounts and Contract Rights. All accounts arise out of legally enforceable and existing contracts, and represent unconditional and undisputed bona fide indebtedness by a Debtor, and are not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to the Bank). No contract right, account, general intangible or chattel paper is or will be represented by any note or other instrument, and no contract right, account or general intangible is, or will be represented by any conditional or installment sales obligation or other chattel paper, except such instruments or chattel paper as have been or immediately upon receipt by the Borrower will be delivered to the Bank (duly endorsed or assigned), such delivery, in the case of chattel paper, to include all executed copies except those in the possession of the installment buyer and any security for or guaranty of any of the Collateral shall be delivered to the Bank immediately upon receipt thereof by the Borrower, with such assignments and endorsements thereof as the Bank may request.

2.2           Location of Collateral. Except for sale, processing, use, consumption or other disposition in the ordinary course of business, the Borrower will keep all inventory and equipment only at locations specified in this Agreement or specified to the Bank in writing. The Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each location where the Borrower's records relating to its accounts and contract rights, respectively, are kept, and shall not remove such records or any of them to another location without giving the Bank at least thirty (30) days prior written notice thereof.

2.3           Third Parties. The Bank shall not be deemed to have assumed any liability or responsibility to the Borrower or any third person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to the Borrower by the Bank (which shall automatically be deemed to be without recourse to the Bank in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Bank, by accepting such security interest in the Collateral, or by releasing any Collateral to the Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or Debtor or to any other third party, and the Borrower agrees to indemnify and defend the Bank and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.

2.4           Payment of Accounts. Each account or other item of Collateral, other than inventory and equipment, will be paid in full on or before the date shown as its due date in the schedule of Collateral, in the copy of the invoice(s) relating to the account or other Collateral or in contracts relating thereto. Upon any suspension of business, assignment or trust mortgage for the benefit of creditors, dissolution, petition in receivership or under any chapter of the Bankruptcy Code as amended from time to time by or against any Debtor, any Debtor becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure, the Borrower will immediately notify the Bank thereof.

3.          AFFIRMATIVE COVENANTS

3.1           Inspection. Borrower will at all reasonable times make its books and records available in its offices for inspection, examination and duplication by the Bank and the Bank’s representatives and will permit inspection of the Collateral and all of its properties by the Bank and the Bank’s representatives. Borrower will from time to time furnish the Bank with such information and statements as the Bank may request in its sole discretion with respect to the Obligations or the Bank’s security interest in the Collateral. Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each location where Borrower's records relating to its accounts and contract rights are kept, and shall not remove such records to another location without giving the Bank at least thirty (30) days prior written notice thereof.

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3.2           Notice to Account Debtors. The Borrower agrees, at the request of the Bank, to notify all or any of the Debtors in writing of the Bank’s security interest in the Collateral in whatever manner the Bank requests and, hereby authorizes the Bank to notify all or any of the Debtors of the Bank’s security interest in the Borrower's accounts at the Borrower's expense.

3.3           Lien Law. If any account or general intangible included in the Collateral represents money owing pursuant to any contract for the improvement of real property or for a public improvement for purposes of the Lien Law of the State of New York (the "Lien Law"), Borrower shall (i) give Bank notice of such fact; (ii) receive and hold any money advanced by Bank with respect to such account or general intangible as a trust fund to be first applied to the payment of trust claims as such term is defined in the Lien Law (Section 71 or otherwise); and (iii) until such trust claim is paid, not use or permit the use of any such money for any purpose other than the payment of such trust claims.

4.          DEFAULT

4.1                 Default. "Event of Default" shall mean the occurrence of one or more of any of the following events:

(a)          default of any liability, obligation, covenant or undertaking of the Borrower or any guarantor of the Obligations to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Borrower or any guarantor of the Obligations under any other Loan Document or any other agreement with the Bank;

(b)          failure of the Borrower or any guarantor of the Obligations to maintain aggregate collateral security value satisfactory to the Bank;

(c)          default of any material liability, obligation or undertaking of the Borrower or any guarantor of the Obligations to any other party;

(d)          if any statement, representation or warranty heretofore, now or hereafter made by the Borrower or any guarantor of the Obligations in connection with this Agreement or in any supporting financial statement of the Borrower or any guarantor of the Obligations shall be determined by the Bank to have been false or misleading in any material respect when made;

(e)          if the Borrower or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(f)          the death or judicial declaration of incompetence of the Borrower or any guarantor of the Obligations and, if the Borrower or any guarantor of the Obligations is a partnership or limited liability company, the death or judicial declaration of incompetence of any partner or member;

(g)          the institution by or against the Borrower or any guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower or any guarantor of the Obligations is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting by the Borrower or any guarantor of the Obligations of a trust mortgage for the benefit of creditors (each of the foregoing in this subclause, an "Insolvency Default");

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(h)          the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower or any guarantor of the Obligations;

(i)          a judgment or judgments for the payment of money shall be rendered against the Borrower or any guarantor of the Obligations, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(j)          any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower or any guarantor of the Obligations;

(k)          the termination or revocation of any guaranty of the Obligations; or

(l)          the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower or any guarantor of the Obligations, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower or any guarantor of the Obligations to the Bank has been or may be impaired.

4.2           Acceleration. If an Event of Default shall occur, at the election of the Bank (but automatically in the case of an Insolvency Default), all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on DEMAND, which shall be due and payable on DEMAND, whether or not an Event of Default has occurred.

The Bank is hereby authorized, at its election, after an Event of Default or after Demand, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Bank may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it in equity or at law, all as Bank may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by the Bank is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Borrower agrees that ten (10) days written notice to the Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, the Bank, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which the Borrower shall waive and release after default upon the Bank’s request therefor, and may be free of any warranties as to the Collateral if Bank shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of the Borrower to the Bank shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, the Borrower shall be responsible for repayment of the same, with interest. Upon demand by the Bank, the Borrower shall assemble the Collateral and make it available to the Bank at a place designated by the Bank which is reasonably convenient to the Bank and the Borrower. The Borrower hereby acknowledges that the Bank has extended credit and other financial accommodations to the Borrower upon reliance of the Borrower's granting the Bank the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND and the Borrower hereby acknowledges that the Bank is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the Code and the Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Bank.

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The Bank shall have the unrestricted right from time to time to apply (or to change any application already made of) the proceeds of any of the Collateral to any of the Obligations, as the Bank in its sole discretion may determine.

The Bank shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, the Borrower hereby agrees that it will not invoke and irrevocably waives the benefits of any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed. Except as required by applicable law, the Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

4.3           Power of Attorney. The Borrower hereby irrevocably constitutes and appoints the Bank as the Borrower's true and lawful attorney, with full power of substitution, at the sole cost and expense of the Borrower but for the sole benefit of the Bank, upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of the Borrower, including, without limitation, executing releases or waivers, compromising or settling with any Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to the Borrower and to take therefrom any remittances or proceeds of Collateral in which the Bank has a security interest; to notify Post Office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank shall designate; to endorse the name of the Borrower in favor of the Bank upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of the Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of the Borrower on any notice of the Debtors or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of the Borrower any financing or other statement in order to perfect or protect the Bank’s security interest. The Bank shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Bank elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to the Borrower except for its own gross negligence or willful misconduct. All powers conferred upon the Bank by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of the Borrower or any guarantor or surety to the Bank shall remain unpaid or the Bank is obligated under this Agreement to extend any credit to the Borrower.

4.4           Nonexclusive Remedies. All of the Bank’s rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.

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5.          MISCELLANEOUS

5.1           Costs and Expenses. the Borrower shall pay to the Bank on demand any and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

5.2           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

5.3           Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

5.4           Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

5.5           Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until released in writing by the Bank. Notwithstanding any such termination, the Bank shall have a security interest in all Collateral to secure the payment and performance of Obligations arising after such termination as a result of commitments or undertakings made or entered into by the Bank prior to such termination. The Bank may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral.  The Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

5.6           Further Assurances.         Borrower will from time to time execute and deliver to Bank such documents, and take or cause to be taken, all such other or further action, as Bank may request in order to effect and confirm or vest more securely in Bank all rights contemplated by this Agreement and the other Loan Documents (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in the Collateral granted to the Bank by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, Borrower authorizes the Bank to file financing statements, continuation statements or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction.  Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Bank promptly upon request. In addition, Borrower shall at any time and from time to time take such steps as Bank may reasonably request for Bank (i) to obtain an acknowledgment, in form and substance satisfactory to Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Bank, (ii) to obtain "control" (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Bank, and (iii) otherwise to insure the continued perfection and priority of Bank’s security interest in any of the Collateral and the preservation of its rights therein. Borrower hereby constitutes Bank its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.

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5.7           Amendments and W aivers. This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Borrower shall obtain the Bank’s prior written consent to each such amendment, action or omission to act. No course of dealing and no delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Bank on any future occasion.

5.8           Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Bank shall be outstanding, or the Bank shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

5.9           Notices. Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party.

5.10         Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

5.11         Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

5.12         Joint and Several. If more than one Borrower signs this Agreement, then the responsibilities hereunder are joint and several.

5.13         Completing and Correcting this Agreement. The Borrower authorizes the Bank to fill in any blank spaces and to otherwise complete this Agreement and to correct any patent errors herein.

5.14        ADDITIONAL WAIVERS. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, BORROWER WAIVES (i) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (ii) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (iii) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

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5.15         Increased Costs. If any law, regulation or guideline or any change therein or interpretation or application thereof by any regulatory body, court, administrative or governmental authority charged with the interpretation or administration thereof, or compliance with any request, directive, ruling, decree, judgment or recommendation of any regulatory body, court administrative or governmental authority now existing or hereafter adopted (whether or not having the force of law) imposes, modifies or deems applicable, any capital adequacy, increased capital adequacy or similar requirement and the result is to increase the cost of, or reduce the rate of return on, the Bank's (or Bank affiliate's or participant's) capital as a consequence of its obligations hereunder, the Bank shall notify the Borrower of such fact. The Borrower and the Bank shall thereafter in good faith negotiate an adjustment to the fees payable hereunder which, in the reasonable judgment of the Borrower and the Bank, will adequately compensate the Bank (or Bank affiliate or participant) in light of these circumstances. In the event that the Borrower and the Bank are unable to agree on such adjustment within 30 days after the date on which the Bank sends such notice to the Borrower, the Borrower shall on the later of such 30th day after notice or the date such increased cost or reduced return takes effect, unless otherwise agreed to by the Bank (or Bank affiliate or participant), prepay all loans on the 30th day.

5.16         USA Patriot Act. The Bank is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act") and hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Patriot Act.

5.17         Jurisdiction and Venue. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Agreement.   Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower's address shown in this Agreement or as notified to the Bank and (ii) by serving the same upon the Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

5.18         JURY WAIVER.         THE BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

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5.19         Arbitration. PARTIES AGREE THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG THE PARTIES WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT BANK'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY A PARTY OTHER THAN THE BANK, AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY PARTY OTHER THAN THE BANK, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION AND SHALL, AT THE ELECTION OF BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (I) THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES. Bank may elect to require arbitration of any Dispute with the other party without thereby being required to arbitrate all Disputes between Bank and the other party. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such Rules and this arbitration provision, this provision shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this provision. In any arbitration proceeding subject to this provision, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre- hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in this section. No provision of, nor the exercise of any rights under this provision shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the UCC, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of Bank, even if Bank is the plaintiff, to submit the Dispute to arbitration if Bank would otherwise have such right. Bank may require arbitration of any Dispute(s) concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by Bank of its right to take or dispose of any Collateral or its exercise of any other right in connection with Collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the UCC or otherwise as permitted by applicable law, notwithstanding any such exercise by Bank. Whenever an arbitration is required under this section, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks). In the event of any Dispute governed by this section, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party.

Executed as of June _26_, 2014.

Signature Verified:	Borrower:
(Bank use Only)	Gaming Partners International USA, Inc.

By:
Name:
Title:

Security Agreement - Obligor 1	© 2014 Medici, a division of Wolters Kluwer Financial Services

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UNLIMITED GUARANTY

TO:         HSBC Bank USA, National Association, a bank organized under the laws of the United States (the "Bank")

452 Fifth Avenue, New York, NY 10018

RE:        Gaming Partners International USA, Inc., a Nevada corporation (the "Borrower")

To induce the Bank to make or continue to make loans, advances, or grant other financial accommodations to the Borrower, in consideration thereof and for loans, advances or financial accommodations heretofore or hereafter granted by the Bank to or for the account of the Borrower, the undersigned Gaming Partners International Corporation (the "Guarantor") absolutely and unconditionally guarantees the full and punctual payment to the Bank of all sums which may be presently due and owing and of all sums which shall in the future become due and owing to the Bank from the Borrower, whether direct or indirect, whether as a borrower, guarantor, surety or otherwise, including, without limitation, interest, attorneys' fees and other amounts accruing after the filing of a petition in bankruptcy by or against Borrower, notwithstanding the discharge of Borrower from such obligations, together with all costs and expenses incurred by the Bank in connection with such obligations, this Unlimited Guaranty (this "Guaranty") and the enforcement thereof, and also guarantees the due performance by the Borrower of all its obligations under all other present and future contracts and agreements with the Bank, including, without limitation, all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions and currency options. Notwithstanding the foregoing, any obligation to pay or perform under any agreement, contract or transaction that constitutes a swap ("Swap") within the meaning of the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, or any successor statute, shall not be guarantied hereunder if, and to the extent that, and for the period of time that, all or a portion of the guaranty of such Swap is or becomes void or voidable under, or violates, the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an "eligible contract participant" ("ECP") as defined in the Commodity Exchange Act and the regulations thereunder. If a Swap arises under a master agreement governing more than one Swap, this provision shall exclude only the portion that is attributable to Swaps for which such guaranty is or becomes void or voidable, or violates, such Act, rules, regulations or orders. If Guarantor is an ECP and any Swap is also guaranteed by one or more other guarantors (each, a "Swap Guarantor"), then Guarantor, jointly and severally with any other Swap Guarantors who are also ECP’s, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any non-ECP Swap Guarantor to honor such non-ECP Swap Guarantor’s Swap guaranty obligations (provided, however, that Guarantor shall only be liable under this provision for the maximum amount of such liability that can be hereby incurred without rendering Guarantor’s obligation under this provision, or otherwise under this Guaranty, as it relates to such non-ECP Swap Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations, if any, of Guarantor under this provision shall remain in full force and effect until all Swap Guarantors’ guaranties of Swaps have terminated. If Guarantor is an ECP, Guarantor intends that this provision constitute, and this provision shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each non-ECP Swap Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. This is a guaranty of payment and not collection.

Guarantor also agrees:

(1)	to indemnify and hold the Bank and any Bank Affiliate (as hereinafter defined) and their directors, officers, employees, agents and attorneys harmless from and against all claims, obligations, demands and liabilities, by whomsoever asserted, and against all losses in any way suffered, incurred or paid as a result of or in any way arising out of or following or consequential to transactions with the Borrower, except for any claim arising out of the gross negligence or willful misconduct of the Bank;

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(2)	that this Guaranty shall not be impaired by any modification, supplement, extension, renewal or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, increase, decrease, release or other alteration of any of the obligations hereby guaranteed or of any security therefor, nor by any agreements or arrangements whatsoever with the Borrower or anyone else, all of which may be done without notice to or consent by the Guarantor;

(3)	that the liability of the Guarantor hereunder is direct and unconditional and due immediately upon default of the Borrower without demand or notice and without requiring the Bank first to resort to any other right, remedy or security;

(4)	that Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever until the Bank is indefeasibly paid in full, nor any right of recourse to security for the debts and obligations of the Borrower to the Bank;

(5)	that the liability of the Guarantor is unlimited and shall be joint and several with the liabilities of any other guarantors;

(6)	that if the Borrower or the Guarantor or any other guarantor should at any time become insolvent or make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of the Borrower or the Guarantor, or any other guarantor of the obligations guaranteed hereby, any and all obligations of the Guarantor shall be immediately due and payable without notice;

(7)	that the Bank’s books and records showing the account between the Bank and the Borrower shall be admissible in any action or proceeding, shall be binding upon the Guarantor for the purpose of establishing the items therein set forth and shall constitute conclusive proof thereof;

(8)	that this Guaranty is, as to the Guarantor, a continuing Guaranty that shall remain effective under successive transactions until expressly terminated as hereinafter provided;

(9)	that this Guaranty may be terminated as to the Guarantor only by giving the Bank prior written notice by registered or certified mail to the address of the Bank listed above, and thereupon this Guaranty shall terminate with respect to Guarantor only after the date of receipt of such notice by the Bank, which shall then be the effective date of termination, and that such termination shall be applicable only to transactions having their inception after the effective date of termination and shall not affect rights and obligations arising out of transactions or indebtedness or extensions or renewals thereof having their inception prior to such date, including renewals, extensions, modifications and refinancings of such prior transactions, or arising out of extensions of credit made pursuant to a commitment previously made by the Bank;

(10)	that the termination or dissolution of Guarantor shall not effect the termination of this Guaranty as to Guarantor;

(11)	that termination, release or limitation of any guaranty of the obligations guaranteed hereby by any other guarantor shall not affect the continuing liability hereunder of the Guarantor;

(12)	that nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full indefeasible payment and performance of all of the Borrower's debts and obligations to the Bank with interest and costs of collection, and the Bank may apply any amounts received in payment from the Borrower or the Guarantor as the Bank so elects;

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(13)	that this Guaranty shall not be affected by the illegality, invalidity or unenforceability of the obligations guaranteed, by any fraudulent, illegal or improper act by the Borrower, the legal incapacity or any other defense of the Borrower, the Guarantor or any other person obligated to the Bank consequential to transactions with the Borrower nor by the invalidation, by operation of law or otherwise, of all or any part of the obligations guaranteed hereby, including but not limited to any interest accruable on the obligations guaranteed hereby during the pendency of any bankruptcy or receivership proceeding of the Borrower;

(14)	that any and all present and future debts and obligations of the Borrower to Guarantor are hereby waived and postponed in favor of and subordinated to the full indefeasible payment and performance of all present and future debts and obligations of the Borrower to the Bank;

(15)	that the Guarantor hereby grants to the Bank a continuing lien and security interest in all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate to the Guarantor and any property of the Guarantor at any time in the possession of the Bank or any Bank Affiliate whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the obligations guaranteed hereby, and such deposits and other sums may be applied or set off against such obligations at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate;

(16)	that if at any time payment of all or any part of the obligations guaranteed hereunder is rescinded or otherwise must be restored by the Bank to the Borrower or to the creditors of the Borrower or any representative of the Borrower or representative of the Borrower's creditors as a voidable preference or fraudulent transfer or conveyance upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or to the creditors of the Guarantor or any representative of the Guarantor or representative of the creditors of Guarantor upon the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, this Guaranty shall continue to be effective or be reinstated, as the case may be, as though such payments had not been made, and shall survive as an obligation of the Guarantor, and shall not be discharged or satisfied by said payment or payments, notwithstanding the return of the original of this Guaranty to the Guarantor or to the Borrower, or any other apparent termination of Guarantor's obligations hereunder;

(17)	that any rights and remedies available to the Bank under this Guaranty or any other guaranty, instrument or agreement are cumulative, and not exclusive of any rights and remedies otherwise available to the Bank at law or in equity;

(18)	that the Bank’s delay or omission in exercising any of the Bank’s rights and remedies shall not constitute a waiver of these rights and remedies, nor shall the Bank’s waiver of any right or remedy operate as a waiver of any other right or remedy available to the Bank. The Bank’s waiver of any right or remedy on any one occasion shall not be considered a waiver of same on any subsequent occasion, nor shall this be considered to be a continuing waiver;

(19)	Guarantor agrees that any debt can be fully paid and after that new debt can be incurred;

(20)	Guarantor agrees to pay any and all expenses incurred by the Bank in enforcing any rights under this Guaranty or in defending any of its rights or any amounts received hereunder. Without limiting the foregoing, Guarantor agrees that whenever any attorney is used by the Bank to obtain payment hereunder, to advise it as to its rights, to adjudicate the rights of the parties hereunder or for the defense of any of its rights or amounts received hereunder, the Bank shall be entitled to recover all attorneys' fees, court costs, and expenses attributable thereto;

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(21)	Guarantor acknowledges and agrees that any acknowledgement, new promise, payment of principal or interest or other act by the Borrower or others with respect to any claim, obligation, demand or liability of the Borrower shall be deemed to be made as agent for the Guarantor;

(22)	that this Guaranty incorporates all discussions and negotiations between the Bank and the Guarantor concerning the guaranty and indemnification provided by the undersigned hereby, and that no such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof, there are no preconditions to the effectiveness of this Guaranty and that no provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed and acknowledged by the Bank’s duly authorized officer; and

(23)	that this Guaranty and all documents which have been or may be hereinafter furnished by the Guarantor to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

Guarantor waives: notice of acceptance hereof, presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Guarantor might otherwise be entitled; and any and all defenses, including without limitation, any and all defenses which the Borrower or any other party may have to the fullest extent permitted by law, any defense to this Guaranty based on impairment of collateral or on suretyship defenses of every type; any right to exoneration or marshaling. To the maximum extent permitted by law, Guarantor waives and terminates any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead law, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York. To the extent that it lawfully may, Guarantor hereby further agrees not to invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Guaranty or otherwise respecting the guaranteed obligations, and to the extent that it lawfully may do so, the Guarantor hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, the Bank shall have no duty as to the collection or protection of any collateral, if any, securing the guaranteed obligations beyond the safe custody thereof.

Guarantor will from time to time execute and deliver to the Bank, and take or cause to be taken, all such other further action as the Bank may request in order to effect and confirm or vest more securely in the Bank all the rights contemplated in this Guaranty (including, without limitation, to correct clerical errors) or respecting any of the obligations guaranteed hereby or to comply with applicable statute or law.

The execution and delivery of this Guaranty is in furtherance of the Guarantor's corporate purposes, is not contrary to or in violation of its charter or by-laws and the person executing this Guaranty on Guarantor's behalf has been duly authorized to do so.

The term "Bank Affiliate" as used in this Guaranty shall mean any "Affiliate" of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s). The term "Affiliate" shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

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This Guaranty shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof, shall be binding upon the heirs, executors, administrators, successors and assigns of the Guarantor and shall inure to the benefit of the Bank’s successors and assigns.

If any provision of this Guaranty is found to be invalid, illegal or unenforceable, the validity of the remainder of the Guaranty shall not be affected.

GUARANTOR HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE, SET-OFF, COUNTERCLAIM OR CROSS-CLAIM OF ANY NATURE OR DESCRIPTION, AND OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

The Bank is authorized to fill in any blank spaces and to otherwise complete this Guaranty and correct any patent errors herein.

Guarantor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Guaranty. Guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Guarantor's address shown below or as notified to the Bank and (ii) by serving the same upon the Guarantor in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Guarantor.

GUARANTOR AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. GUARANTOR CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

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PARTIES AGREE THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG THE PARTIES WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT BANK'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY A PARTY OTHER THAN THE BANK, AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY PARTY OTHER THAN THE BANK, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION AND SHALL, AT THE ELECTION OF BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (I) THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES. Bank may elect to require arbitration of any Dispute with the other party without thereby being required to arbitrate all Disputes between Bank and the other party. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such Rules and this arbitration provision, this provision shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this provision. In any arbitration proceeding subject to this provision, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in this section. No provision of, nor the exercise of any rights under this provision shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the UCC, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of Bank, even if Bank is the plaintiff, to submit the Dispute to arbitration if Bank would otherwise have such right. Bank may require arbitration of any Dispute(s) concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by Bank of its right to take or dispose of any Collateral or its exercise of any other right in connection with Collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the UCC or otherwise as permitted by applicable law, notwithstanding any such exercise by Bank. Whenever an arbitration is required under this section, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks). In the event of any Dispute governed by this section, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party.

Executed and dated June 26 , 2014.

Signature Verified:	Guarantor:
(Bank use Only)	Gaming Partners International Corporation

By:
Name:
Title:

Address: 1700 Industrial Road
Las Vegas, Nevada 89102

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STATE OF	NEVADA	:
SS.

COUNTY OF	CLARK	:

On the 26th day of JUNE in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared, MICHAEL D. MANN                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC

TYPE OR PRINT NAME

Guaranty - Guarantor 1	© 2014 Medici, a division of Wolters Kluwer Financial Services

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